EXHIBIT 10.4
                                   AGREEMENT

Dated:            Effective as of June 30, 2004

Between: Stephen D. Wilson ("Wilson")

And:              California Clean Air, Inc. ("Company")

         This Agreement supercedes and replaces the Agreement effective as of March 31, 2004, between Wilson and the Company in its entirety.

         WHEREAS, Wilson has advanced certain operating funds to the Company which, as of June 30, 2004, total One Hundred Twenty-Four Thousand Three Hundred and Thirty-Four Dollars ($124,334) ("Sums Advanced");

         WHEREAS, Wilson and Company desire to set forth their agreement and understanding with respect to the right of Wilson to demand repayment by the Company of the Sums Advanced.

         NOW THEREFORE, IT IS AGREED AS FOLLOWS:

         1. The Sums Advanced shall be considered a non-interest bearing loan by Wilson to the Company which shall be repaid on demand.

         2. Wilson agrees not to demand repayment of the Sums Advanced until July 1, 2005, after which date Wilson shall be entitled to demand repayment, in whole or in part, of the Sums Advanced, and only from revenues derived from operations.

         3. The Company shall make payment to Wilson within five (5) business days after receipt from Wilson of written demand for repayment, which demand shall set forth the amount to be repaid.

         4. In the event that Wilson shall be required to undertake any collection action against the Company to recover any amounts owing hereunder, Wilson shall be entitled to the recovery of his collection costs, including reasonable attorney fees.

         5. This Agreement shall be governed by the laws of the State of Oregon. This Agreement represents the entire agreement and understanding of the parties with respect to its subject matter and supercedes any and all prior agreements and understandings, written or oral with respect to the subject matter of this Agreement. This Agreement shall be binding on the respective heirs, legatees, executors, administrators, successors and assigns of the parties.

         WHEREAS, this Agreement is deemed effective as of the date first written above.


CALIFORNIA CLEAN AIR, INC.

By: /s/STEPHEN D. WILSON                                 /s/DANIEL M. SMITH
    Stephen D. Wilson, President                         Daniel M. Smith